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                                  EXHIBIT 5.1

                          CONSENT OF CROUCH & HALLETT



(214) 922-4120




                                                                January 6, 1997



Voice Control Systems, Inc.
14140 Midway Road, Suite 100
Dallas, Texas  75244

Gentlemen:

         We have served as counsel for Voice Control Systems, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 covering the sale of a maximum of 1,080,320 shares (the "Shares") of Common Stock, $.01 par value, of the Company. The Shares are to be issued upon the exercise of options granted under the Voice Control Systems, Inc. 1992 Stock Option Plan (formerly known as the Scott Instruments Corporation 1992 Stock Option Plan) described in the Registration Statement.

         We have examined such documents and questions of law as we have deemed necessary to render the opinion expressed below. Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered, are duly and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,





                                         /s/  CROUCH AND HALLETT, LLP